S&C Draft of February 22, 2024
CONFIDENTIAL

ALTI GLOBAL, INC.
INVESTOR RIGHTS AGREEMENT

Dated as of [], 2024

TABLE OF CONTENTS
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INVESTOR RIGHTS AGREEMENT
THIS INVESTOR RIGHTS AGREEMENT, dated as of [], 2024, is entered into between AlTi Global, Inc., a Delaware Corporation (the “Company”), and Allianz Strategic Investments S.à.r.l., a Luxembourg private limited liability company (the “Holder”).
RECITALS:
WHEREAS, the Holder has entered into that certain Investment Agreement, dated as of February 22, 2024, between the Company and the Holder (the “Investment Agreement”), in connection with a sale by the Company of (i) shares of newly issued Class A common stock of the Company, par value $0.0001 per share (the “Class A Common Stock”) and (ii) shares of newly issued Series A convertible preferred stock of the Company, par value $0.0001 per share (the “Series A Preferred Stock” and, together with the Class A Common Stock, the “Shares”, and such offering, the “Offering”), pursuant to which the Holder will purchase the Shares from the Company on the terms and conditions set forth therein;
WHEREAS, in connection with the transactions contemplated under the Investment Agreement, the Company shall issue to the Holder a warrant (the “Warrants”) to purchase shares of Class A Common stock or Non-Voting Stock (as defined below);
WHEREAS, in connection with the transactions contemplated under the Investment Agreement, the Company and the Holder are entering into a supplemental investment agreement, whereby the Holder may, at its option, purchase in one or more transactions from the Company certain additional shares of Series A Preferred Stock (the “Additional Shares”) in order to fund certain strategic acquisitions of the Company or its Subsidiaries, pursuant to the terms specified therein; and
WHEREAS, the Company and the Holder wish to provide for certain matters relating to the Holder’s holdings of Shares and Warrants.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:
ARTICLE I

INTRODUCTORY MATTERS
1.1Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:
“Act” has the meaning given to that term in Section 3.4.
“Additional Shares” has the meaning given to that term in the Recitals.
“Affiliate” of any particular person means any other person that directly or through one or more intermediaries is controlling, controlled by or under common control with such particular person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of a person whether through the ownership of voting securities, contract or otherwise. For purposes of this Agreement, the Company shall not be deemed an Affiliate of any Stockholder, no Stockholder shall be an Affiliate of any other Stockholder, and no Stockholder shall be an Affiliate of the Company or any of the Company’s Subsidiaries, in each case, solely by reason of any investment in the Corporation.
“Affiliated Fund” has the meaning given to that term in the definition of “Permitted Transferee” in this Section 1.1.
“Agreement” means this Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.
“Allianz Parent” means Allianz SE, a European Company (Societas Europaea) organized under the laws of the Federal Republic of Germany.
“beneficial owner” and “beneficial ownership” means beneficial ownership within the meaning of Section 13(d) of the Exchange Act. The terms “beneficial owner,” “beneficially own,” “beneficially owned” and “beneficially owning” shall have correlative meanings. For purposes of determining beneficial ownership, shares of Class A Common Stock into which shares of any class or series of Series A Preferred Stock may be convertible, irrespective of any condition to such conversion set forth in the preferred stock designations that may be in effect, if any, shall be deemed beneficially owned by the holder of such share of Series A Preferred Stock.
“Block Trade” has the meaning given to that term in Section 4.4.
“Board” means the board of directors of the Company.
“Business Day” means any day, except Saturday, Sunday and any day that shall be a legal holiday or a day on which banking institutions in the State of New York, in Munich, Germany or in Luxembourg, Grand Duchy of Luxembourg are authorized or required by Law or other governmental action to close.
“By-laws” means the Amended and Restated Bylaws of the Company.
“CFC Tax Responsibility” has the meaning given to that term in Section 6.2(b).
“Change of Control” means (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the total voting power of the outstanding capital stock of the Company or fifty percent (50%) of the total number of outstanding shares of capital stock of the Company; (b) the Company merges with or into, or consolidates with, or consummates any reorganization or similar transaction with, another person and, immediately after giving effect to such transaction, less than fifty percent (50%) of the total voting power of the outstanding capital stock of the surviving or resulting person is beneficially owned in the aggregate by the stockholders of the Company immediately prior to such transaction; (c) in one transaction or a series of related transactions, the Company, directly or indirectly (including through one or more of its Subsidiaries) sells, assigns, conveys, transfers, leases or otherwise disposes of, all or substantially all of the assets or properties (including capital stock of Subsidiaries) of the Company, but excluding sales, assignments, conveyances, transfers, leases or other dispositions of assets or properties (including capital stock of Subsidiaries) by the Company or any of its Subsidiaries to any direct or indirect wholly owned Subsidiary of the Company; and (d) the liquidation or dissolution of the Company.
“Charter” means the Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware.

“Charter Amendment” means an amendment to the Corporation’s Certificate of Incorporation to authorize and designate a new class of non-voting common stock titled “Class C Non-Voting Common Stock,” to be proposed to be adopted by the stockholders of the Corporation after the Closing Date.
“Class A Common Stock” has the meaning given to that term in the recitals to this Agreement.
“Class A Lock-up Securities” shall mean the Class A Common Stock acquired by the Holder upon the Closing; provided, that, for the avoidance of doubt, any Class A Common Stock resulting from the conversion of the Series A Preferred Stock or the Additional Shares or the exercise of any Warrants shall not be deemed Class A Lock-up Securities.
“Class of Registrable Securities” means each of (i) the Class A Common Stock issued at Closing pursuant to the Investment Agreement, (ii) the Class A Common Stock resulting from the conversion of the Series A Preferred Stock or the Additional Shares or the exercise of any Warrants, (iii) the Class A Common Stock resulting from the conversion of the Non-Voting Stock resulting from the conversion of the Series A Preferred Stock, the Additional Shares or the exercise of any Warrants and (iv) the Non-Voting Stock.
“Closing” means the closing of the investment contemplated pursuant to the Investment Agreement.
“Closing Date” means the date of the Closing.
“Company” has the meaning given to that term in the Preamble to this Agreement.
“Demand Registration Request” has the meaning given to that term in Section 4.1(a).
“Exchange Act” means the Securities Exchange Act of 1934.
“FTA Rules” has the meaning given to that term in Section 6.2(a).
“Fully Exercising Holder” has the meaning given to that term in Section 5.1(b).
“Holder” has the meaning given to that term in the Preamble to this Agreement and shall include, for the avoidance of doubt, any Permitted Transferee of such Holder and any Affiliate of such Holder that acquires the Additional Shares.
“Holder Beneficial Owner” has the meaning given to that term in Section 5.1.
“Holder Designee Board Recommendation” has the meaning given to that term in Section 2.1(b).
“Holder Designees” has the meaning given to that term in Section 2.1(b).
“Holder Stockholder Proposals” has the meaning given to that term in Section 2.1(b).
“Indemnified Person” has the meaning given to that term in Section 4.10(a).
“Investment Agreement” has the meaning given to that term in the Recitals.

“Joinder” means a Joinder to this Agreement in substantially the form attached hereto as Exhibit A. Any Stockholder who signs a Joinder shall be considered for all purposes to be a party to this Agreement just as though it had signed this Agreement itself.
“Lock-up Parties” means the Holder and the Permitted Transferees.
“Lock-up Period” has the meaning given to that term in Section 3.1(b).
“Lock-up Securities” means (i) the Series A Preferred Stock and (ii) the Class A Lock-up Securities.
“Major Third Party Transfer” has the meaning given to that term in Section 2.1(c).
“Major Third Party Transferee” has the meaning given to that term in Section 2.1(c).
“New Shares” has the meaning given to that term in Section 5.1.
“Nominating Committee” means the nominating committee of the Company.
“Non-Voting Stock” shall mean the class of non-voting common stock and the class of non-voting preferred stock of the Company, as applicable, to be created pursuant to the amendment to the Charter set forth in Exhibit I to the Investment Agreement.
“Offer Notice” has the meaning given to that term in Section 5.1(a).
“Offering” has the meaning given to that term in the recitals.
“Other Coordinated Offering” has the meaning given to that term in Section 4.4(a).
“Other Securities” has the meaning given to that term in Section 4.3(a).
“Permitted Transferee” means, with respect to a Stockholder, (a) any controlled Affiliate of such Stockholder, (b) any custodian or nominee holding Securities for the benefit of such Stockholder (it being understood that notwithstanding anything to the contrary herein, no such custodian or nominee shall be required to be party to this Investor Rights Agreement, provided that such custodian or nominee is not the ultimate beneficial owner of the relevant Security, but the applicable Stockholder shall continue to be a party hereto and shall cause such custodian or nominee to comply with the terms hereof) and, in respect of any such custodian or nominee, the original beneficial Stockholder, (c) any controlled Affiliate of Allianz Parent or any related investment funds or vehicles controlled or managed by any controlled Affiliate of Allianz Parent (an “Affiliated Fund”) or (d) the Company.
“person” means any partnership, joint venture, limited partnership, limited liability partnership, limited liability limited partnership, corporation, limited liability company, professional corporation, professional association, trust, estate, custodian, trustee, executor, administrator, nominee, representative, unincorporated organization, sole proprietorship, employee benefit plan, tribunal, governmental entity, department, agency, quasi-governmental entity, any other business or governmental organization or any natural person (regardless of citizenship or residency).
“Piggyback Registration” has the meaning given to that term in Section 4.3(a).

“Piggyback Shelf Registration Statement” has the meaning given to that term in Section 4.3(a).
“Piggyback Shelf Takedown” has the meaning given to that term in Section 4.3(a).
“Piggyback Stockholders” has the meaning given to that term in Section 4.3(a).
“Public Offering” means an underwritten public offering of Securities pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.
“Registrable Securities” means (i) the Class A Common Stock issued at Closing pursuant to the Investment Agreement, (ii) the Class A Common Stock resulting from the conversion of the Series A Preferred Stock or the Additional Shares or the exercise of any Warrants, (iii) any Class A Common Stock issued in the form of dividends pursuant to the terms of the Series A Preferred Stock, (iv) any Class A Common Stock resulting from the conversion of the Non-Voting Stock or the exercise of any Warrants, (v) the Non-Voting Stock and (vi) any securities issuable or issued or distributed in respect of any such Class A Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise; provided, however, that as to any particular Registrable Security, such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such registration statement; (B) such securities shall have been otherwise transferred and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such time as such securities have been sold pursuant to Rule 144; or (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction
“Registration Expenses” means any and all reasonable and customary out-of-pocket expenses incident to the performance of or compliance with the registration rights provided in this Agreement, including (i) all SEC, Financial Industry Regulatory Authority and securities exchange registration and filing fees, (ii) all fees and expenses of complying with state securities or “blue sky” laws (including fees and disbursements of counsel for any underwriters in connection with “blue sky” qualifications of the Registrable Securities), (iii) all processing, printing, copying, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange, (v) all fees and disbursements of counsel for the Company and of its independent public accountants and (vi) the reasonable fees and expenses of any special experts retained by the Company in connection with a registration under this Agreement, but excluding Selling Expenses.
“Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.
“Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.
“SEC” means the Securities and Exchange Commission.
“Securities” means the Class A Common Stock, the Series A Preferred Stock and any other equity securities of the Company, or any options, warrants or other rights to acquire the Class A Common Stock, the Series A Preferred Stock or other equity securities of the Company and any other securities convertible into or exercisable or exchangeable for (or entitling the holder thereof to subscribe for) any shares of capital stock or equity securities of the Company.

“Securities Act” means the Securities Act of 1933.
“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Stockholder.
“Series A Preferred Stock” has the meaning given to that term in the Recitals.
“Series B Preferred Stock” means the series of non-voting preferred stock created and designated as the Corporation’s Series B Participating Convertible Preferred Stock, which, immediately following the filing of the Charter Amendment with the Secretary of State of the State of Delaware, shall be convertible into an equivalent number of shares of Non-Voting Class C Common Stock.
“Stockholders” means, collectively, the Holder and any Permitted Transferees thereof that execute a Joinder, or any person who otherwise becomes a Stockholder of the Company to the extent permissible pursuant to this Agreement and executes a Joinder to this Agreement.
“Shares” has the meaning given to that term in the Recitals.
“Shelf Registration Statement” has the meaning given to that term in Section 4.2(a).
“Shelf Requesting Stockholders” has the meaning given to that term in Section 4.2(a).
“Shelf Takedown” has the meaning given to that term in Section 4.2(d).
“Shelf Underwritten Offering” has the meaning given to that term in Section 4.2(e).
“Subsidiary” means, with respect to any person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.
“Suspension Period” has the meaning given to that term in Section 4.6(a).
“Take-Down Notice” has the meaning given to that term in Section 4.2(e).
“Transaction Committee” has the meaning given to that term in Section 2.2(a).
“Transaction Committee Charter” means the committee charter established by the Board of Directors pursuant to the Investment Agreement.
“Transfer” means any transfer, sale, assignment, pledge, hypothecation, gift or other disposition of any Shares, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process, legal process, attachment, foreclosure, enforcement of any lien or otherwise. When used as a verb, “Transfer” and “Transferring” shall have the correlative meaning. In addition, “Transferred” and “Transferee” shall have the correlative meanings and shall include entry into any hedging agreement, arrangement or transaction, entered into directly or indirectly, the value of which is based upon the value of any equity securities of the Company, except for transactions involving an index-based portfolio of securities that includes Class A Common Stock (provided that the value of such Class A Common Stock in such portfolio is not more than 5% of the total value of the portfolio of securities). Notwithstanding anything to the contrary in this Agreement, the following shall not constitute a “Transfer” for purposes of (or otherwise be restricted by) this Agreement: (i) any direct or indirect transfer or issuance of interests in the Holder or any of its Affiliates or any Affiliated Fund, so long as the principal purpose of such transaction or issuance is not to transfer Lock-Up Securities, (ii) any merger, reorganization, acquisition, consolidation, recapitalization, spin-off or similar transaction, or any other corporate transaction by the Holder or any of its Affiliates, so long as the primary purpose of such transaction is not to transfer Lock-Up Securities, or (iii) any transfer by a limited partner or other investor in any account, investment vehicle or fund sponsored, managed or controlled by the Holder or one of its Affiliates of limited partner (or similar) interests in such entity or the admission of new limited partners or other investors in such entity.
“Transferee Designee” has the meaning given to that term in Section 2.1(c).
“Underwriter’s Lockup” has the meaning given to that term in Section 4.5(c).
“Warrants” has the meaning given to that term in the Recitals.
1.2General Rules of Interpretation. When a reference is made in this Agreement to “Recitals,” “Articles,” “Sections,” “Annexes,” “Exhibits” or “Schedules,” such reference shall be to Recitals, Articles or Sections of, or Annexes, Exhibits or Schedules to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. Whenever this Agreement shall require a party to take an action, such requirement shall be deemed an agreement by such party to cause its Subsidiaries, and to use its reasonable best efforts to cause its other Affiliates, to take appropriate action in connection therewith. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of a statute, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section.
ARTICLE II

DESIGNATION
1.1Election of Board of Directors.
(a)Board Composition. Effective immediately after the Closing, the total number of directors constituting the Board shall be nine (9) directors. The Company shall take all actions necessary to ensure that the two nominees designated by Holder shall be appointed to the Board, pursuant to the terms of the Company’s organizational documents and to be effective immediately after the Closing.
(b)Holder Designees. During the term of this Agreement, the Holder shall notify the Company of its two nominees designated for appointment, election or re-election to the Board (the “Holder Designees”) in writing; provided, however, that such notice shall be delivered not less than sixty (60) days prior to the one-year anniversary of the preceding year’s annual meeting (such proposal, the “Holder Stockholder Proposals”), and shall cause the nominees to complete and deliver the Company’s standard director and officer questionnaire, if any, and provide such other information concerning such nominee reasonably requested by the Company; provided, however, that in the event that the Holder, together with its Affiliates, ceases to own a number of shares of Class A Common Stock at least equal to 50% of the number of shares of Class A Common Stock acquired by the Holder at Closing, the Holder shall cause the Holder Designees to promptly resign as directors, all rights to designate Holder Designees under this Article II shall immediately terminate and the Holder shall no longer be permitted to designate Holder Designees. To the extent the Holder is permitted to designate Holder Designees pursuant to this Section 2.1(b), such designees must be reasonably acceptable to the Board and Nominating Committee to be nominated for election to the Board, and, to the extent such designees are determined to be reasonably acceptable, the Company and the Board and Nominating Committee shall (a) recommend to its stockholders at the next annual meeting of the Company following the date hereof the election of the Holder Designees as directors of the Board (such recommendation, the “Holder Designee Board Recommendation”) and (b) to the fullest extent permitted by applicable law, use their reasonable best efforts to obtain the requisite stockholder approval of the Holder Stockholder Proposals at each subsequent meeting of its stockholders until such approval of each of the Holder Stockholder Proposals has been obtained, including inclusion of the Holder Designee Board Recommendations in subsequent proxy statements.
(c)Transfer of Holder Designee to Third-Party. In the event the Holder Transfers a minimum of 50% of its Class A Common Stock then-held (including, for the avoidance of doubt, any Class A Common Stock resulting from conversion of any Securities held by the Holder or dividends related thereto or exercise of the Warrant) to a third party transferee (a “Major Third Party Transferee”) pursuant to the terms of Section 8.6(b) and subject to ARTICLE III (a “Major Third Party Transfer”), the Holder may elect to transfer to such Major Third Party Transferee the Holder’s right to designate one (1) nominee for appointment, election or re-election to the Board, in which case the Holder shall cause one (1) of the Holder Designees to resign as director effective upon the consummation of the Major Third Party Transfer, and the Holder’s right to designate Holder Designees under this ARTICLE II shall be limited to one (1) Holder Designee, provided the Holder, together with its Affiliates, continues to own a number of shares of Class A Common Stock at least equal to 50% of the number of shares of Class A Common Stock acquired by the Holder at Closing. In the event a Major Third Party Transferee acquires the right to designate one (1) nominee for appointment, election or re-election of the Board pursuant to the preceding sentence (the “Transferee Designee”), such Major Third Party Transferee shall retain such right until the date on which it ceases to own a number of shares of Class A Common Stock at least equal to 50% of the number of shares of Class A Common Stock acquired by the Holder at Closing. The Major Third Party Transferee shall cause the Transferee Designee to complete and deliver the Company’s standard director and officer questionnaire, if any, and provide such other information concerning such nominee reasonably requested by the Company. The Transferee Designee must be reasonably acceptable to the Board and Nominating Committee to be nominated for election to the Board, and, to the extent such designee is determined to be reasonably acceptable, the Company and the Board and Nominating Committee shall recommend to its stockholders the election of the Transferee Designee as a director of the Board at its annual meetings of the Company following the consummation of the Major Third Party Transfer. For the avoidance of doubt (x) the Holder shall not be permitted to Transfer any Securities then held, including to a Major Third Party Transferee, except in accordance with and subject to ARTICLE III, (y) in the event that the Holder, together with its Affiliates, ceases to own a number of shares of Class A Common Stock at least equal to 50% of the number of shares of Class A Common Stock acquired by the Holder at Closing, all rights to designate Holder Designees shall immediately terminate and the Holder shall no longer be permitted to designate Holder Designees and (z) in the event that the Major Third Party Transferee, together with its Affiliates, ceases to own a number of shares of Class A Common Stock at least equal to 50% of the number of shares of Class A Common Stock acquired by the

Holder at Closing, all rights to designate the Transferee Designee shall immediately terminate and the Major Third Party Transferee shall no longer be permitted to designate the Transferee Designees.
(d)Committee Composition. During the term of this Agreement, and to the extent the Holder is permitted to designate Holder Designees pursuant to Section 2.1(b) above, the Company agrees that, in addition to membership on the Transaction Committee (as defined below), each of the Holder Designees shall serve as a member on at least one committee of the Board as recommended by the Nominating Committee and determined by the Board. During the term of this Agreement, the Company further agrees that a Holder Designee shall serve as an observer on each committee of the Board for which a Holder Designee is not serving as a member.
1.2Transaction Committee.
(a)Transaction Committee Formation and Composition. For as long as the Holder is permitted to designate one (1) or more Holder Designees pursuant to Section 2.1(b) above, (i) the Board shall maintain a transaction committee (the “Transaction Committee”) pursuant to the Transaction Committee Charter, (ii) the Transaction Committee shall be comprised of the following four members of the Board: (1) one member of the Board who is the Chairperson of the Audit, Finance and Risk Committee of the Board, (2) the Chief Executive Officer of the Company, so long as such Chief Executive Officer is a director, (3) one director designated by the Holder, for so long as the Holder is permitted to designate Holder Designees pursuant to Section 2.1(b) and (4) one director designated by IlWaddi Holdings (for so long as IlWaddi Holdings has the right to designate a director on the Board) and (iii) the Transaction Committee Charter may be amended only with the prior written consent of the Holder.
ARTICLE III

RESTRICTIONS ON TRANSFER
1.1General Restrictions on Transfer of Securities.
(a)Each Stockholder understands and agrees that the Shares, the Non-Voting Stock and the Warrants held by such Stockholder as of the date hereof have not been, and any Additional Shares upon issuance will not be, registered under the Securities Act and are restricted securities under the Securities Act. Each Stockholder agrees that it shall not Transfer any Shares, Non-Voting Stock, Warrants or Additional Shares, except in compliance with the Securities Act, any other applicable securities or “blue sky” laws and the terms and conditions of this Agreement.
(b)Subject to Section 3.2, each Lock-up Party agrees that it shall not, without the prior written consent of the Company (which shall be determined by the Board in its sole discretion), (i) Transfer any Series A Preferred Stock until the second anniversary of the Closing Date or (ii) Transfer any Class A Lock-up Securities except as follows (the “Lock-up Period”); provided, however, that the Lock-up Period shall terminate effective immediately prior to a Change of Control of the Company:
(1)Until the first anniversary of the Closing Date, no Class A Lock-up Securities shall be Transferred;
(2)Commencing on the first anniversary of the Closing Date, up to 7,727,432.4 shares of Class A Lock-up Securities may be Transferred;

(3)Commencing on the second anniversary of the Closing Date, up to 5,795,574.3 shares of additional Class A Lock-up Securities may be transferred; and
(4)Commencing on the third anniversary of Closing Date all remaining Lock-up Securities may be transferred, in each case subject to Section 3.1(a) and (c).
(c)In connection with any Transfer permitted pursuant to this Article III and subject to receipt by the Company of prior written notice from a Stockholder of the Transfer of any Securities (which such notice must be received no later than one (1) business day following the earlier of (i) such Transfer or (ii) execution of a defintive agreement or binding commitment with respect to such Transfer), each Stockholder agrees that it shall not knowingly Transfer any Securities to any person or group (whether such person or group is purchasing Securities for its or their own account(s) or as fiduciary on behalf of one or more accounts) (A) representing greater than four and nine-tenths percent (4.9%) of the then-outstanding voting Securities in a single Transfer or series of related Transfers to a person listed on Schedule 3.1(c) hereto, (B) that is the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authorities, including designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List or (C) that has disclosed to such Stockholder an intent to engage in a proxy contest or a hostile takeover with respect to the Company.
1.2Permitted Transferees.
(a)Notwithstanding anything in this Agreement to the contrary, any Stockholder may at any time Transfer any or all of its Lock-up Securities to one or more of its Permitted Transferees without the consent of the Company, so long as (x) the Permitted Transferee shall have agreed in writing to be bound by the terms of this Agreement, and all other agreements and arrangements entered into by and between the Company and the Holder, by executing a Joinder, and (y) the Transfer is in compliance with the Securities Act and any other applicable securities or “blue sky” laws. If a Permitted Transferee is an Affiliate of a Stockholder but following the Transfer of the Lock-up Securities by such Stockholder such Permitted Transferee ceases to be an Affiliate of such Stockholder, such Permitted Transferee shall, immediately prior to ceasing to be an Affiliate of such Stockholder, Transfer such Securities back to such Stockholder. In addition, Transfers pursuant to a merger, tender offer or exchange offer or other business combination, acquisition of assets or similar transaction or Change of Control involving the Company or any of the Company’s Subsidiaries, solely to the extent that such transaction has been approved by the Board, shall be deemed Permitted Transfers hereunder.
1.3Transfer of the Lock-up Securities. Any attempt to Transfer the Lock-up Securities in violation of this Agreement shall be null and void ab initio, and the Company shall not, and shall cause any transfer agent not to, give any effect in the Company’s stock register to such attempted Transfer.
1.4Notation. The Lock-up Securities are in book-entry form, and the Stockholder’s ownership thereof in accordance with the consummation of the transactions contemplated by this Agreement shall be appropriately evidenced in the stock register of the Company, which stock register entry and receipt given to the Holder in respect of any Lock-up Securities shall contain the following notation of restrictions:
THE SHARES AND CERTAIN OTHER SECURITIES OF ALTI GLOBAL, INC. (THE “COMPANY”) ARE SUBJECT

TO THE INVESTOR RIGHTS AGREEMENT AMONG THE COMPANY AND THE OTHER PARTIES THERETO, DATED AS OF [●], AS IT MAY BE AMENDED AND SUPPLEMENTED FROM TIME TO TIME. THE INVESTOR RIGHTS AGREEMENT CONTAINS, AMONG OTHER THINGS, CERTAIN PROVISIONS RELATING TO THE VOTING AND TRANSFER OF THE SHARES SUBJECT TO THE AGREEMENT. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, GIFT OR OTHER DISPOSITION OF THE SHARES OR OTHER SECURITIES OF THE COMPANY, DIRECTLY OR INDIRECTLY, MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH INVESTOR RIGHTS AGREEMENT. THE HOLDERS OF SHARES AND OTHER SECURITIES AGREE TO BE BOUND BY ALL THE PROVISIONS OF SUCH INVESTOR RIGHTS AGREEMENT.
THE SHARES AND OTHER SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING THE TRANSFER OR AN OPINION OF COUNSEL OR OTHER EVIDENCE OF COMPLIANCE WITH THE ACT SATISFACTORY TO THE ISSUER THAT REGISTRATION UNDER SAID ACT IS NOT REQUIRED.
1.5Removal of Legend. The notations required by Section 3.4 shall be removed by the Company upon request without charge as to any Lock-up Securities (i) when, in the opinion of counsel reasonably acceptable to the Company, such restrictions are no longer required in order to assure compliance with the Securities Act or this Agreement or (ii) when such Lock-up Securities shall have been registered under the Securities Act.
ARTICLE IV

REGISTRATION RIGHTS & PROCEDURES
1.1Demand Registration.
(a)Notice and Registration. If at any time after (i) with respect to the Lock-up Securities, the date that is six months prior to the end of the applicable Lock-up Period or (ii) with respect to any Registrable Securities that are not Lock-up Securities, the date that is the one (1) year anniversary of the Closing Date, the Company receives written notice from the Holder requesting that the Company effect the registration under the Securities Act of Registrable Securities owned by the Holder, which notice will specify the intended method or methods of disposition of such Registrable Securities (each such notice, a “Demand Registration Request”), the Company will use commercially reasonable efforts to file (at the earliest practicable date and in any event within ninety (90) days of such request) a registration statement on any applicable form that is then available to (and as determined by) the Company under the Securities Act, registering such Registrable Securities for disposition in accordance with the intended method or methods of disposition stated in such Demand Registration Request; provided, however, that the anticipated aggregate offering price, net of Selling Expenses, of such Registrable Securities to be disposed of, together with any participation in such offering by the Company, any other Stockholders or otherwise, is at least $30 million in respect of the applicable Class of Registrable Securities. The Holder will have the right to make only one Demand Registration Request per class within any twelve- (12-) month period; provided, however, that a Demand Registration Request will not be deemed to constitute a Demand Registration Request for purposes of the foregoing limitation if (i) such Demand Registration Request has been withdrawn pursuant to Section 4.1(b) or (ii) the registration statement filed in connection with such Demand Registration Request (x) does not become effective or (y) is not maintained effective for the period required hereunder. In no event will the Company be required to initiate more than five (5) registrations pursuant to this Section 4.1(a).
(b)Registration Expenses. The Company will pay all (and will promptly reimburse to the Holder to the extent the Holder has borne any reasonable expenses) Registration Expenses other than any Selling Expenses with respect to any registration of Registrable Securities pursuant to this Section 4.1, regardless of whether the registration statement filed in connection with such registration becomes effective; provided, however, that the Registration Expenses will not be required to be paid by the Company if the registration proceeding began pursuant to Section 4.1(a) and the Demand Registration Request was withdrawn (in which case the Holder will be solely responsible for the payment of the Registration Expenses incurred as a result of such Demand Registration Request).
1.2Shelf Registration.
(a)Filing. If requested by Stockholders (the “Shelf Requesting Stockholders”) owning a Class of Registrable Securities, as promptly as practicable following such Shelf Requesting Stockholders request therefor (and no later than forty-five (45) days following such request), the Company shall prepare and file with the SEC a Registration Statement on any applicable form that is then available to (and as determined by) the Company under the Securities Act for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Registration Statement”) that covers the Registrable Securities held by the Shelf Requesting Stockholders for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto; provided, however, that the Holder will have the right to request no more than one (1) Shelf Registration Statement within any six- (6-) month period. If permitted under the Securities Act, such Shelf Registration Statement shall be an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act.
(b)Effectiveness. The Company shall use its reasonable best efforts to (i) cause the Shelf Registration Statement filed pursuant to Section 4.2(a) to be declared effective by the SEC or otherwise become effective under the Securities Act as promptly as practicable after the filing thereof and (ii) keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and useable for the resale of Registrable Securities until such time as there are no Registrable Securities remaining.
(c)Additional Registrable Securities; Additional Selling Stockholders. At any time and from time to time that a Shelf Registration Statement is effective, if a Stockholder holding Registrable Securities requests (i) the registration under the Securities Act of additional Registrable Securities pursuant to such Shelf Registration Statement or (ii) that such Stockholder be added as a selling stockholder in such Shelf Registration Statement, the Company, if it is eligible to do so, shall as promptly as practicable amend or supplement the Shelf Registration Statement to cover such additional Registrable Securities and/or Stockholder.
(d)Right to Effect Shelf Takedowns. Subject to the limitations set forth in Article III, each Stockholder shall be entitled, at any time and from time to time when a Shelf

Registration Statement is effective, to sell any or all of the Registrable Securities covered by such Shelf Registration Statement (a “Shelf Takedown”).
(e)At any time that a Shelf Registration Statement covering Registrable Securities pursuant to Section 4.2(a) is effective, if any Stockholder delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect an underwritten offering of all or part of its Registrable Securities included by it on the Shelf Registration Statement (a “Shelf Underwritten Offering”) and stating the number of the Registrable Securities to be included in the Shelf Underwritten Offering and confirming that such sale of Registrable Securities is reasonably expected to result in aggregate gross proceeds in excess of $15 million in respect of the applicable Class of Registered Securities, then the Company shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Underwritten Offering (taking into account the inclusion of Registrable Securities by any other Stockholders).  In connection with any Shelf Underwritten Offering:
(1)the Company shall promptly deliver the Take-Down Notice to all other Stockholders included on such Shelf Registration Statement and permit each such Stockholder to include its Registrable Securities included on such Shelf Registration Statement in the Shelf Underwritten Offering if such Stockholder notifies the Company within five (5) Business Days after delivery of the Take-Down Notice to such holder; and
(2)in the event that the lead underwriter or placement agent determines that marketing factors (including an adverse effect on the per share offering price) require a limitation on the number of shares which would otherwise be included in the Shelf Underwritten Offering, the lead underwriter or placement agent may limit the number of shares which would otherwise be included in such take-down offering in the same manner as is described in Section 4.3(a)(B) with respect to a limitation of shares to be included in an underwritten offering.
(f)Registration Expenses. The Company will pay all (and will promptly reimburse to any Shelf Requesting Stockholders to the extent they have borne any) Registration Expenses other than any Selling Expenses with respect to any registration of Registrable Securities pursuant to this Section 4.2, regardless of whether the registration statement filed in connection with such registration becomes effective; provided, however, that the Registration Expenses will not be required to be paid by the Company if the registration proceeding began pursuant to Section 4.2(a) and the request to prepare and file a Shelf Registration Statement was withdrawn (in which case the Shelf Requesting Stockholders will be solely responsible for the payment of the Registration Expenses incurred as a result of such request to prepare and file such Shelf Registration Statement). Each Shelf Requesting Stockholder will be solely liable for the payment of any Selling Expenses applicable to the sale of Registrable Securities by such Shelf Requesting Stockholder. In no event will the Company be required to effect more than three (3) Underwritten Shelf Takedowns pursuant to Section 4.2(d).
1.3Piggyback Registration.
(a)Notice; Registration; Suspension. If the Company proposes to register, including in connection with a Demand Registration Request received pursuant to Section 4.1(a) or a request to prepare and file a Shelf Registration Statement pursuant to Section 4.2(a), any Class A Common Stock on behalf of itself or any other Stockholders (“Other Securities”) for public sale under the Securities Act (whether proposed to be offered for sale by the Company or by any other person) on a form and in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act (a “Piggyback Registration”), the Company will give prompt written notice to the Stockholders of the intention to do so, which notice the Stockholders will keep confidential, and upon the written request of any Stockholder delivered to the Company within ten (10) Business Days after the giving of any such notice (which request will specify the number of Registrable Securities intended to be disposed of by such Stockholder) (the “Piggyback Stockholders”), the Company will use its commercially reasonable efforts to effect the registration of all Registrable Securities which the Company has been so requested to register by any such Piggyback Stockholder pursuant to such Piggyback Registration; provided, however, that:
(A)if, at any time after giving such written notice of the intention to register any Other Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company will determine for any reason not to register the Other Securities, the Company may, at its election, give written notice of such determination to the Piggyback Stockholders who have submitted a written request pursuant to this Section 4.3, and thereupon the Company will be relieved of its obligation to register such Registrable Securities in connection with the registration of such Other Securities (but not from its obligation to pay any Registration Expenses other than any Selling Expenses to the extent incurred in connection therewith as provided in Section 4.3(b));
(B)the Company will not be required to effect any registration of Registrable Securities if the Company will have been advised in writing (with a copy provided to each Piggyback Stockholder upon such Piggyback Stockholder’s request) by the lead underwriter or placement agent in connection with the Public Offering of the Other Securities that the registration of such Registrable Securities at that time would jeopardize the success of the offering of the Other Securities; provided, however, that if an offering of some but not all of the shares requested to be registered pursuant to this Section 4.3 would not jeopardize the success of the offering of the Other Securities, the aggregate number of shares requested to be included in such offering by the Piggyback Stockholders submitting a request pursuant to this Section 4.3 will be reduced accordingly with such shares being allocated among such Piggyback Stockholders in proportion (as nearly as practicable) to the number of Registrable Securities owned by such Piggyback Stockholders; and
(C)the Company will not be required to effect any registration of Registrable Securities under this Section 4.3 incidental to the registration of any of its securities (i) on Form S-8 or in connection with any employee or director welfare, benefit or compensation plan, (ii) on Form S-4 or in connection with an exchange offer, (iii) in connection with a rights offering exclusively to existing holders of Class A Common Stock, (iv) in connection with an offering solely to employees of the Company or its subsidiaries or (v) relating to a transaction pursuant to Rule 145 of the Securities Act.
(D)If a Piggyback Registration is effected pursuant to a Registration Statement on Form S-3 or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Piggyback Shelf Registration Statement”), the holders of Registrable Securities shall be notified by the Company of and shall have the right, but not the obligation, to participate in any offering of Class A Common Stock pursuant to such Piggyback Shelf Registration Statement (a “Piggyback Shelf Takedown”), subject to the same limitations that are applicable to any other Piggyback Registration as set forth above.

(b)Registration Expenses. The Company will pay all (and will promptly reimburse to any Piggyback Stockholder submitting a request pursuant to Section 4.3(a) to the extent it has borne any) Registration Expenses other than any Selling Expenses with respect to any registration of Registrable Securities pursuant to this Section 4.3, regardless of whether the registration statement filed in connection with such registration becomes effective. Each Piggyback Stockholder will be solely liable for the payment of any Selling Expenses applicable to the sale of Registrable Securities by such Piggyback Stockholder.
1.4Block Trades; Other Coordinated Offerings.
(a)Notwithstanding any other provision of this ARTICLE IV but subject to ARTICLE III, at any time and from time to time when an effective Shelf Registration is on file with the SEC, if a Stockholder wishes to engage in (a) an underwritten registered offering not involving a “roadshow,” an offer commonly known as a “block trade” (a “Block Trade”), or (b) an “at the market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal (an “Other Coordinated Offering”), in each case, (x) with a total offering price of at least $25.0 million in the aggregate or (y) with respect to all remaining Registrable Securities held by the Stockholder, then such Stockholder only needs to notify the Company of the Block Trade or Other Coordinated Offering at least five (5) business days prior to the day such offering is to commence and the Company shall use commercially reasonable efforts to facilitate such Block Trade or Other Coordinated Offering; provided that the Stockholder representing a majority of the Registrable Securities wishing to engage in the Block Trade or Other Coordinated Offering shall use commercially reasonable efforts to work with the Company and any underwriters, brokers, sales agents or placement agents prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade or Other Coordinated Offering.
(b)Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade or Other Coordinated Offering, a majority-in-interest of the Stockholders initiating such Block Trade or Other Coordinated Offering shall have the right to submit written notice to the Company, the underwriter or underwriters (if any) and any brokers, sales agents or placement agents (if any) of their intention to withdraw from such Block Trade or Other Coordinated Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Block Trade or Other Coordinated Offering prior to its withdrawal under this Section 4.4(b).
(c)Notwithstanding anything to the contrary in this Agreement, Section 4.3 shall not apply to a Block Trade or Other Coordinated Offering initiated by a Stockholder pursuant to this Agreement.
(d)The Stockholder in a Block Trade or Other Coordinated Offering shall have the right to select the underwriters and any brokers, sales agents or placement agents (if any) for such Block Trade or Other Coordinated Offering (in each case, which shall consist of one or more reputable nationally recognized investment banks).
(e)Stockholders in the aggregate may demand no more than (i) one (1) Block Trade pursuant to this Section 4.4 within any six (6) month period or (ii) two (2) Block Trades or Other Coordinated Offerings pursuant to this Section 4.4 in any twelve (12) month period. For the avoidance of doubt, any Block Trade or Other Coordinated Offering effected pursuant to this Section 4.4 shall not be counted as a Demand Registration pursuant to Section 4.1 hereof.
1.5Conditions to Offering.

(a)The obligations of the Company to take the actions contemplated by Sections 4.1, 4.2, 4.3 and 4.4 with respect to an offering of Registrable Securities will be subject to the following conditions:
(A)The Company may require the Holder, the Shelf Requesting Stockholders or the Piggyback Stockholders, as applicable, to furnish to the Company such information regarding such Stockholders, the Registrable Securities or the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing, in each case to the extent reasonably required by the Securities Act and the rules and regulations promulgated thereunder, or under state securities or “blue sky” laws; and
(B)in any registration pursuant to Section 4.1, Section 4.2, Section 4.3 or Section 4.4 hereof, the Holder, the Shelf Requesting Stockholders or the Piggyback Stockholders, as applicable, together with the Company and any other Stockholders of the Company proposing to include securities in any registration under the Securities Act, will, if such offering is to be underwritten, enter into a customary underwriting agreement in accordance with Section 4.7 with the underwriter or underwriters selected for such underwriting, as well as such other documents customary in similar offerings.
(b)The Stockholders agree that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.8(e) or 4.8(g) or a condition described in Section 4.6(a), the Stockholders will forthwith discontinue disposition of such Registrable Securities pursuant to the registration statement covering the sale of such Registrable Securities until the Stockholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.8(e) or notice from the Company of the termination of the stop order or Suspension Period.
(c)Each Stockholder agrees that to the extent timely notified in writing by the underwriters managing any underwritten offering by the Company of shares of Class A Common Stock or any securities convertible into or exchangeable or exercisable for shares of Class A Common Stock, each such Stockholder that is participating in such underwritten offering shall agree (the “Underwriter’s Lockup”) not to Transfer any Shares without the prior written consent of the Company or such underwriters during the period beginning seven (7) days before and ending one-hundred twenty (120) days (or, in either case, such lesser period as may be permitted for all Stockholders by the Company or such managing underwriter or underwriters) after the effective date of the registration statement (or prospectus supplement) filed in connection with such underwritten offering. The Underwriter’s Lockup shall provide that if all or a portion of the Shares of any Stockholder is released from an Underwriter's Lockup or all or a portion of the Shares of any other party who entered into a substantially similar agreement with the underwriters in connection with such underwritten offering is released from such agreement, then the same percentage of the shares of each Stockholder shall be released from the Underwriter's Lockup.
1.6Suspension Period.
(a)Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing prior written notice to the Stockholders, to require the Stockholders to suspend the use of the prospectus included in any registration statement for resales of Registrable Securities pursuant to Section 4.1, Section 4.2, Section 4.3 or Section 4.4 or to postpone the filing or suspend the use of any registration statement pursuant to Section 4.1, Section 4.2, Section 4.3 or Section 4.4 for a reasonable period of time not to exceed one-hundred fifty (150) days in succession in any one-year period (or a longer period of time with the prior written consent of the Stockholders, which consent shall not be unreasonably conditioned, withheld or delayed) (a “Suspension Period”) if (A) the Company is in possession of material non-public information and the chief executive officer of the Company determines in good faith that the disclosure of such information during the period specified in such notice would be materially detrimental to the Company or (B) the Company shall determine that it is required to disclose in any such registration statement (or will be required to disclose in connection with permitting sales under an effective registration statement) a contemplated financing, acquisition, corporate reorganization, consolidation, merger, tender offer or other similar material transaction or other material event or circumstance affecting the Company or its securities, and the chief executive officer of the Company determines in good faith that the disclosure of such information at such time would be materially detrimental to the Company or the holders of its Class A Common Stock. In the event of any such suspension pursuant to this Section 4.6, the Company shall furnish to the Stockholders a written notice setting forth the estimated length of the anticipated delay. The Company will use its reasonable best efforts to limit the length of any Suspension Period and shall notify the Stockholders promptly upon the termination of the Suspension Period. Notice of the commencement of a Suspension Period shall simply specify such commencement and shall not contain any facts or circumstances relating to such commencement or any material non-public information. Upon notice by the Company to the Stockholders of any determination to commence a Suspension Period, the Stockholders shall keep the fact of any such Suspension Period strictly confidential, and during any Suspension Period, promptly halt any offer, sale, trading or transfer of any Class A Common Stock pursuant to such prospectus for the duration of the Suspension Period until (x) the Suspension Period has expired or, if earlier, (y) the Company has provided notice that the Suspension Period has been terminated. For the avoidance of doubt, nothing contained in this Section 4.6 shall relieve the Company of its obligations under Section 4.1 or Section 4.2.
(b)After the expiration of any Suspension Period and without any further request from a Stockholder, the Company shall as promptly as reasonably practicable prepare a registration statement or post-effective amendment or supplement to the applicable registration statement or prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, if necessary, the prospectus will not include a material misstatement or omission or be not effective and useable for resale of Registrable Securities.
1.7Underwriting Requirements.
(a)In the event that any registration pursuant to Section 4.1 or a Shelf Takedown pursuant to Section 4.2 will involve, in whole or in part, an underwritten offering, the Holder will have the right to select the underwriters for such underwritten offering, subject to the prior written consent of the Company (which shall not be unreasonably withheld, conditioned or delayed). In such event, the underwriting agreement will contain such representations and warranties of the Company and the applicable Stockholders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including indemnities and contribution to the effect and to the extent provided in Section 4.10.
(b)In the event that any registration pursuant to Section 4.3 will involve, in whole or in part, an underwritten offering, the Company may require Registrable Securities requested to be registered pursuant to Section 4.3 to be included in such underwriting on the same terms and conditions as will be applicable to the Other Securities being sold through underwriters under such registration. In such case, the holders of Registrable Securities on whose behalf Registrable Securities are to be distributed by such underwriters will be parties to any such underwriting agreement. Such agreement will contain such representations and warranties and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including indemnities and contribution to the effect and to the extent provided in Section 4.10.
1.8Obligations of the Company. If and whenever the Company is required to use its commercially reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 4.1, Section 4.2, Section 4.3 or Section 4.4, the Company will use its commercially reasonable efforts, as promptly as is practicable, as applicable:
(a)to prepare and file, as soon as practicable, a registration statement and use its commercially reasonable efforts to cause to become effective such registration statement under the Securities Act regarding the Registrable Securities to be offered;
(b)to prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement until the earlier of (i) such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Stockholders set forth in such registration statement (or none of such Registrable Securities are then intended by the Stockholders to be disposed of as noticed to the Company pursuant to Section 4.8(j) and (ii) except as otherwise provided in Section 4.2(b) one hundred and twenty (120) days after such registration statement becomes effective; provided, however, that such period will be extended for a period of time equal to any period during which the registration statement is unavailable to be used by such holder of Registrable Securities to sell the securities included therein;
(c)to furnish without charge to the selling Stockholders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Stockholders may reasonably request in order to facilitate their disposition of their Registrable Securities;
(d)to use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or “blue-sky” laws of such jurisdictions as shall be reasonably requested by the selling Stockholders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction, or to subject itself to taxation in any jurisdiction where it is not then subject to taxation, or to consent to general service of process in any jurisdiction where it is not then subject to service of process, in each case except as may be required by the Securities Act;
(e)to notify the Holder, Shelf Requesting Stockholders or Piggyback Stockholders, as applicable, at any time when a prospectus relating to Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the Company becomes aware that the prospectus included in a registration statement or the registration statement or amendment or supplement relating to such Registrable Securities contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Company will promptly prepare and file with the SEC a supplement or amendment to such prospectus and registration statement so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus and registration statement will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(f)in the event of any underwritten Public Offering, to enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;
(g)to take reasonable efforts to ensure that the information available to investors at the time of pricing includes all information required by applicable law (including the information required by Section 12(a)(2) and 17(a)(2) of the Securities Act);
(h)to use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;
(i)to provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement not later than the effective date of such registration;
(j)it will be a condition precedent to the obligations of the Company to a Stockholder to take any action pursuant to Section 4.1, Section 4.2, Section 4.3, Section 4.4 and Section 4.8 of this Agreement that such Stockholder will furnish to the Company such information regarding such Stockholder, the Registrable Securities and the proposed method of distribution of the Registrable Securities that the Company may from time to time reasonably request in writing and that is required by law, regulation or the SEC in connection with any registration, and during the effectiveness of a registration of Registrable Securities under this Agreement, such Stockholder owning such Registrable Securities will, upon the reasonable request of the Company, subject to applicable law, notify the Company whether such Stockholder has further need for the continued effectiveness of such registration;
(k)to notify each selling Stockholder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed;
(l)after such registration statement becomes effective, to notify each selling Stockholder of any request by the SEC that the Company amend or supplement such registration statement or prospectus; and
(m)to provide to each selling Stockholder and the underwriters, if any, and their respective counsel and accountants, drafts of any registration statement for their review and comment prior to filing and such reasonable and customary access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as will be necessary, in the reasonable opinion of such Stockholders and underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.
1.9Delay of Registration. No Stockholder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this ARTICLE IV.
1.10Indemnification. If any Registrable Securities are included in a registration statement pursuant to Section 4.1, Section 4.2, Section 4.3 or Section 4.4;
(a)Indemnification by the Company. The Company will indemnify and hold harmless each Stockholder and each of its officers and directors and each person who controls such Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the

Exchange Act (an “Indemnified Person”) against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, as incurred, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities are to be registered under the Securities Act, or any prospectus contained therein or furnished by the Company to any Indemnified Person, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company hereby agrees to reimburse such Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company will not be liable in any such case to any such Indemnified Person in any such case to the extent, but only to the extent, that (x) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or prospectus, or amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Indemnified Person expressly for use therein or (y) if any untrue statement or omission is completely corrected in an amendment or supplement to the Prospectus, and the Company provides such Holder with such amendment or supplement promptly, and such Holder thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of Registrable Securities to the person asserting such Loss after the Company had furnished such Holder with a sufficient number of copies of the same (and the delivery thereof would have resulted in no such Loss); provided, however, that in the case of clause (y), the Company has otherwise publicly disclosed such amendment or supplement in accordance with any rules and regulations adopted by the SEC.
(b)Indemnification of the Company. Each Stockholder will, upon exercise of its registration rights pursuant to Section 4.1, Section 4.2, Section 4.3 or Section 4.4, and each other Stockholder will be required to, upon such exercise, indemnify and hold harmless the Company, its directors, officers who sign any registration statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such other persons may become subject, under the Securities Act or otherwise, as incurred, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement or prospectus, or any amendment or supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Stockholder expressly for use therein, and each Stockholder agrees, and each other Stockholder will be required to agree, to reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.
(c)Notices of Claims, Etc. Promptly after receipt by an indemnified party under Section 4.10(a) or 4.10(b) above of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 4.10, promptly notify such indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 4.10, except to the extent that the indemnifying party is actually materially prejudiced by the indemnified party’s failure to give such notice. In case any such action will be brought against any indemnified party and it will notify an indemnifying party of the commencement thereof, such indemnifying party will be entitled to participate therein and, to the extent that it will wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof (with counsel, who will not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party will not be liable to such indemnified party under this Section 4.10 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof. No indemnifying party will, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnified party may effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnifying party is an actual or potential party to such action or claim) without the prior written consent of the indemnifying party.
(d)Contribution. If the indemnification provided for in this Section 4.10 is unavailable to or insufficient to hold harmless an indemnified party under Section 4.10(a) or 4.10(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party will contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above will be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent such fees or expenses were incurred prior to an indemnifying party’s election to assume the defense of such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(e)Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten Public Offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
(f)Notwithstanding any other provision of this Section 4.10, in no event will a Stockholder be required to undertake liability to any person or persons under this Section 4.10 for any amounts in the aggregate in excess of the dollar amount of the proceeds to be received by such Stockholder from the sale of such Stockholder’s Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any registration statement under which such Registrable Securities are to be registered under the Securities Act.

(g)The obligations of the Company under this Section 4.10 will be in addition to any liability which the Company may otherwise have to any Indemnified Person, and the obligations of the Stockholders under this Section 4.10 will be in addition to any liability which such persons may otherwise have to the Company. The remedies provided in this Section 4.10 are not exclusive and will not limit any rights or remedies which may otherwise be available to a party at law or in equity.
1.11Rule 144 and 144A and Regulation S. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and it will use its reasonable best efforts to take any such further action as reasonably requested, all to the extent required from time to time to enable the Stockholders to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (i) Rules 144, 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of a Stockholder, the Company will deliver to such Stockholder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

1.12Additional Registration Rights. The Company shall not, without the prior written consent of the Holder, enter into any agreement with any holder or prospective holder of any securities of the Company that would provide to such holder or prospective holder the right to include securities in any registration on other than either a pro rata basis with respect to the Registrable Securities or on a subordinate basis.
ARTICLE V

PRE-EMPTIVE RIGHTS
1.1Pre-emptive Rights. Subject to the terms and conditions of this Section 5.1 and applicable securities laws, if the Company proposes to offer or sell any Shares or Series B Preferred Stock after the date hereof (“New Shares”), the Company shall first offer to each Stockholder a portion of such New Shares equal to the product of (1) the total number of New Shares proposed to be offered or sold by the Company and (2) a fraction, (x) the numerator of which is the number of Shares then owned by such Stockholder and (y) the denominator of which is the total number of Shares then issued and outstanding (the “Pro Rata Portion”). A Stockholder shall be entitled to apportion the pre-emptive rights hereby granted to it in such proportions as it deems appropriate among (i) itself, (ii) its Affiliates and (iii) its beneficial interest holders, such as limited partners, members or any other Person having “beneficial ownership,” as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of such Stockholder (“Holder Beneficial Owners”).
(a)The Company shall give notice (the “Offer Notice”) to each Stockholder, stating (i) its bona fide intention to offer such New Shares, (ii) the number of such New Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Shares.
(b)By notification to the Company within twenty (20) days after the Offer Notice is given, each Stockholder may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to such Stockholder’s Pro Rata Portion.
(c)At expiration of such twenty (20) day period, the Company shall promptly notify each Stockholder that elects to purchase or acquire all the shares available to it (each a “Fully Exercising Holder”) of any other Stockholder’s failure to do likewise. During the ten (10) day period commencing after the date the Company has given such notice, each Fully Exercising Holder may, by giving notice to the Company, elect to purchase or acquire, in addition to such

Stockholder’s Pro Rata Portion, up to that portion of the New Shares for which Stockholders were entitled to subscribe but that were not subscribed for by the Stockholder, which is equal to the product of (1) the total number of New Shares proposed to be offered or sold by the Company and not purchased by the Fully Exercising Holders and (2) a fraction, (x) the numerator of which is the number of Shares then owned by such Stockholder and (y) the denominator of which is the total number of Shares owned by all Fully Exercising Holders who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Section 5.1(b) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Shares pursuant to Section 5.1(d).
(d)If all New Shares referred to in the Offer Notice are not purchased or acquired as provided in Section 5.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Section 5.1(b), offer and sell the remaining unsubscribed portion of such New Shares to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Shares within such period, or if such agreement is not consummated within ninety (90) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Shares shall not be offered unless first reoffered to the Stockholders in accordance with this Section 5.1.
(e)Each Stockholder that exercises pre-emptive rights pursuant to this Section 5.1 shall deliver at the closing of the issuance of New Shares payment, to the bank account designated by the Company, in full in immediately available funds for the New Shares purchased by such Stockholder. As such closing, the Stockholder shall execute such additional documents as the Company may reasonably request.
(f)The pre-emptive rights in this Section 5.1 shall not be applicable to (1) shares of Class A Common Stock, options or convertible securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Class A Common Stock; (2) shares of Class A Common Stock or options issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board; (3) shares of Class A Common Stock actually issued upon the exercise of options or warrants, provided such issuance is pursuant to the terms of such option or warrant; (4) shares of Class A Common Stock, options or convertible securities issued as acquisition consideration pursuant to the acquisition of another corporation or other person, or portion thereof, by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement approved by the Board or (5) issuances approved by the Board and payable to a third-party as consideration for any other business relationships, the primary purpose of which is not to raise capital or (6) shares of Class A Common Stock issued pursuant to Board approval in connection with the financing or refinancing of any indebtedness or debt securities of the Company or any of its Subsidiaries (including as an equity kicker in connection therewith); provided, however, that with respect to clauses (5) and (6), the number of issued Class A Common Stock shall not constitute more than 0.25% of the number of Class A Common Stock then issued and outstanding.
1.2Termination of Pre-emptive Rights. The covenants set forth in Section 5.1 shall terminate and be of no further force or effect upon the earlier to occur of (a) such time as the Holder, together with its Affiliates, ceases to own at least 50% of the Class A Common Stock acquired by the Holder at Closing and (b) a Change of Control, in which the consideration received by the Stockholders in such Change of Control is in the form of cash and/or publicly traded securities, or if the Stockholders receive participation rights from the acquiring company or other successor to the Company reasonably comparable to those set forth in this ARTICLE V.

ARTICLE VI

HOLDER INFORMATION RIGHTS
1.1Holder Information Rights. The Company shall, and shall cause each of its subsidiaries to furnish to the Holder such information respecting the business and financial condition of such Company or any Subsidiaries as the Holder may reasonably request; and without any request, shall furnish to the Holder:
(a)    as soon as available, and in any event no later than 45 days after the last day of each fiscal quarter of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its Subsidiaries as of the last day of such fiscal quarter and the consolidated statements of income, retained earnings, and cash flows of the Company and its Subsidiaries for the fiscal quarter then ended and, beginning with the first fiscal quarter commencing after the Closing Date, prepared by the Company in accordance with the International Financial Reporting Standards as adopted by the European Union (the “IFRS”) (subject to the absence of footnote disclosures and year end audit adjustments) and certified to by the chief financial officer or another officer of the Company acceptable to the Holder; provided, however, that, with respect to any reports filed with the SEC prior to the date that is the two (2) year anniversary of the Closing Date, the Company may instead furnish a reconciliation of such information from U.S. Generally Accepted Accounting Principles (“GAAP”) to IFRS;
(b)     as soon as available, and in any event no later than 45 days after the last day of each of the first, second and third fiscal quarters of each fiscal year of the Company, beginning with the first fiscal quarter commencing after the Closing Date, a copy of the projected consolidated statements of income of the Company and its subsidiaries for such fiscal year, prepared by the Company in accordance with IFRS (subject to the absence of footnote disclosures and year end audit adjustments); provided, however, that, with respect to any reports filed with the SEC prior to the date that is the two (2) year anniversary of the Closing Date, the Company may instead furnish a reconciliation of such information from GAAP to IFRS;
(c)    as soon as available, and in any event not later than, beginning with the fiscal year ending December 31, 2024, 90 days, with respect to audited financial statements, and 60 days, with respect to unaudited financial statements, after the last day of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its Subsidiaries as of the last day of such fiscal quarter and the consolidated statements of income, retained earnings, and cash flows of the Company and its Subsidiaries for the fiscal year then ended, and accompanying notes thereto, each in reasonable detail and prepared by the Company in accordance with IFRS; provided, however, that, with respect to the audited financial statements for the years ending December 31, 2024 and December 31, 2025, the Company may instead furnish an audited reconciliation of such information from GAAP to IFRS;
(d)    (i) as soon as available, and in any event no later than October 15 of each fiscal year of the Company, a copy of the Company’s draft consolidated annual budget for the following fiscal year, which shall be presented (x) on a quarterly basis and (y) by business division and jurisdiction and (ii) as soon as available, and in any event no later than December 31 of each fiscal year of the Company, a copy of the Company’s final consolidated annual budget for the following fiscal year, which shall be presented (x) on a quarterly basis and (y) by business division and jurisdiction;
(e)    as soon as available, and in any event no later than October 15 of each fiscal year of the Company, (i) a year-end forecast for the then current fiscal year comprising projections of (x) revenue, expenses and net income and (y) profit and loss on a quarterly basis and (ii) a rolling forecast for the three (3) following fiscal years comprising projections of revenue, expenses and net income;
(f)    within six (6) months of the Holder’s written request, the relevant measurements of the Company’s key performance indicators (KPIs) with respect to the Company’s (i) human resources, (ii) environmental, (iii) social and (iv) governance performance; and
(g)    as soon as available, and in any event no later than 60 days after the last day of each fiscal quarter of each fiscal year of the Company, written management report delivered by the Company, including (i) information customarily included in the management discussion and analysis in the Company’s annual report on Form 10-K or quarterly reports on Form 10-Q, (ii) a summary of the Company’s business development plans with respect to the Holder and the Holder’s Affiliates and (iii) a summary of the Company’s ongoing business preparations and the Company’s internal forecasts with respect to the following fiscal year’s (x) product roadmap, (y) expansion plans and (z) merger and acquisition opportunities. Such written management report shall be in reasonable detail prepared by the Company in a form satisfactory to the Holder and shall include a summary of all assumptions made in preparing such business plan.
1.2Certain Tax Compliance Matters
(a)German CFC compliance. The parties acknowledge that Holder may be obliged to file a German separate assessment (gesonderte Feststellung) for purposes of the controlled foreign companies’ legislation (Hinzurechnungsbesteuerung) pursuant to section 18 of the German Foreign Tax Act (Außensteuergesetz) (“FTA Rules”). The Company hereby agrees to use its best efforts, pursuant to Holder’s written request, (i) to provide assistance to Holder with assessing the potential applicability of the FTA Rules with respect to the Company or any affiliate of the Company and (ii) to provide Holder or Holder’s tax advisor with any information necessary and/or helpful to examine if Holder is required to file any such tax returns and for the preparation and filing of such tax returns pursuant to section 18 of the FTA Rules or any other tax filing obligations under the FTA Rules (“CFC Tax Responsibility”). This shall comprise (without limitation) the type, composition and value of the assets held directly or indirectly by the Company and any specific information in relation to any affiliate of the Company including but not limited to its legal form, its tax status in its country of residence as well as the composition and type of its income.
(b)Ongoing German CFC compliance. In the event of a CFC Tax Responsibility resulting from FTA Rules imposed on Holder or any affiliate of Holder arising out of its Investment in the Company or any affiliate of the Company, the Company or any affiliate of the Company shall use commercially reasonable efforts to timely, but in any event no later than 90 days after the end of each calendar year in connection with CFC Tax Responsibility, (i) provide Holder or any affiliate of Holder with any relevant information reasonably requested by Holder and (ii) assist the Holder or any affiliate of Holder (and their local tax advisors), in preparing any necessary disclosures, filings, requisite forms, reports and other paperwork in order to comply with any tax declaration and filing requirements regarding the CFC Tax Responsibility in a timely manner as required by the relevant governmental authority.
(c)German Tax Haven Defense Act. If the Company or any affiliate of the Company has investments or business relationships in or in connection with any entity or individual in any jurisdiction, which at the time of investment are on the EU list of non-cooperative tax jurisdictions adopted in December 2017 or thereafter, Section 6.2(a) (German CFC compliance) and Section 6.2(b) (Ongoing German CFC compliance) shall apply accordingly with regard to the enhanced controlled foreign companies’ tax responsibility and enhanced cooperation obligations according to the German Tax Haven Defense Act (Steueroasenabwehrgesetz).
(d)CFC compliance pursuant to Non-German tax laws. If Holder or any affiliate of Holder is subject to non-German controlled foreign companies’ rules, Section 6.2(a) (German CFC compliance) and Section 6.2(b) (Ongoing German CFC compliance) shall apply accordingly.
ARTICLE VII

ADDITIONAL SHAREHOLDER COVENANTS
1.1Standstill Restrictions.
(a)From and after the Closing Date until the later of (x) the three (3) year anniversary of the Closing Date and (y) the one (1) year anniversary of the date on which the Holder shall cease to own at least 50% of the Class A Common Stock acquired by the Holder at Closing (the “Standstill Period”), each Stockholder shall not, and shall cause Allianz Parent and each of its controlled Affiliates not to, directly or indirectly, alone or in concert with any other person, except as expressly set forth in this Section 7.1 (and excluding (i) Securities managed by Allianz Parent and its controlled Affiliates for the account of third parties in the ordinary course of business and (ii) Securities managed by third parties held in investment funds in which Allianz Parent and its controlled Affiliates are invested but without investment authority; provided, that, in the case of clause (i) and (ii), such persons with investment authority for such Securities do not receive any Confidential Information (as defined in the Investment Agreement)):
(1)purchase or cause to be purchased or otherwise acquire or agree to acquire beneficial ownership of any Securities, other than (x) the Registrable Securities, (y) the Additional Shares and (z) shares of Series B Preferred Stock issuable upon the conversion of Series A Preferred Stock;
(2)publicly propose, offer or participate in any effort to acquire the Company or any of its Subsidiaries or any assets or operations of the Company or any of its Subsidiaries;
(3)knowingly induce or attempt to induce any third party to propose, offer or participate in any effort to acquire beneficial ownership of voting Securities (other than the Shares as and to the extent permitted in accordance with ARTICLE III);
(4)publicly propose, offer or participate in any tender offer, exchange offer, merger, acquisition, share exchange or other business combination or Change of Control transaction involving the Company or any of its subsidiaries, or any recapitalization, restructuring, liquidation, disposition, dissolution or other extraordinary transaction involving the Company, any of its subsidiaries or any material portion of their businesses;
(5)seek to call, request the call of, or call a special meeting of the stockholders of the Company, or make or seek to make a stockholder proposal (whether pursuant to Rule 14a-8 under the Exchange Act or otherwise) at any meeting of the stockholders of the Company or in connection with any action by consent in lieu of a meeting, or make a request for a list of the Company’s stockholders, or seek election to the Board or seek to place a representative on the Board (other than as expressly set forth in Section 2.1), or seek the removal of any director from the Board, other than the Holder Designees;

(6)solicit proxies, designations or written consents of stockholders, or conduct any binding or nonbinding referendum with respect to voting Securities, or make or in any way participate in any “solicitation” of any “proxy” within the meaning of Rule 14a-1 promulgated by the SEC under the Exchange Act (but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv) from the definition of “solicitation”) to vote any voting Securities with respect to any matter, or become a participant in any contested solicitation for the election of directors with respect to the Company (as such terms are defined or used in the Exchange Act and the rules promulgated thereunder);
(7)make or issue or cause to be made or issued any public disclosure (including without limitation the filing of any document or report with the SEC or any other governmental agency) (A) in express support of any solicitation described in clause (6) above (other than solicitations on behalf of the Board) or (B) in express support of any matter described in clauses (4) or (5) above;
(8)form, join, or in any other way participate in, a “partnership, limited partnership, syndicate or other group” within the meaning of Section 13(d)(3) of the Exchange Act with respect to the voting Securities, or deposit any voting Securities in a voting trust or similar arrangement, or subject any voting Securities to any voting agreement or pooling arrangement, or grant any proxy, designation or consent with respect to any voting Securities (other than to a designated representative of the Company pursuant to a proxy or consent solicitation on behalf of the Board), other than solely with other Stockholders or one or more Affiliates (other than portfolio or operating companies) of a Stockholder with respect to the Shares or other voting Securities acquired in compliance with the Investment Agreement and this Agreement or to the extent such a group may be deemed to result with the Company or any of its Affiliates as a result of this Agreement (it being understood that the holding by persons or entities of voting Securities in accounts or through funds not managed or controlled by Allianz Parent or any of its controlled Affiliates shall not give rise to a violation of this clause (8) solely by virtue of the fact that such persons or entities, in addition to holding such shares in such manner, are investors in funds and accounts managed by Allianz Parent or any of its controlled Affiliates and, in their capacity as such, are or may be deemed to be members of a “group” with the Stockholders within the meaning of Section 13(d)(3) of the Exchange Act with respect to the voting Securities; provided there does not exist as between such persons or entities, on the one hand, and Allianz Parent or any of its controlled Affiliates, on the other hand, any agreement, arrangement or understanding with respect to any action that would otherwise be prohibited by this Section 7.1);
(9)seek in any manner to obtain any amendment, redemption, termination or waiver of any stockholder rights plan or similar agreement; or
(10)publicly disclose, or knowingly cause the public disclosure (including without limitation the filing of any document or report with the SEC or any other governmental agency) of, any intent, purpose, plan or proposal to obtain any waiver, consent under, or amendment of, any of the provisions of this Section 7.1 or otherwise bring any action or otherwise act to contest the validity or enforceability of this Section 7.1.
(b)This Section 7.1 shall not, in any way, prevent, restrict, encumber or limit (i) the Stockholders and their Affiliates from (A) exercising their respective rights, performing their respective obligations or otherwise consummating the transactions contemplated by this Agreement in accordance with the terms hereof, (B) if the Board has previously authorized or approved the solicitation by the Company of bids or indications of interest in the potential acquisition of the Company or any of its assets or operations by auction or other sales process

(each, a “Sales Process”), participating in such Sales Process and, if selected as the successful bidder by the Company, completing the acquisition contemplated thereby, provided that the Stockholder and its Affiliates shall otherwise remain subject to the provisions of this Section 7.1 in all respects during and following the completion of the Sales Process, or (C) engaging in confidential discussions with the Board or any of its members regarding any of the matters described in this Section 7.1, provided that (x) the Stockholder and its Affiliates will not publicly disclose the existence of such discussions and (y) such discussions would not reasonably be expected to require either party to make any public disclosure, or (ii) any Holder Designee then serving as a director from acting as a director or exercising and performing his or her duties (fiduciary and otherwise) as a director in accordance with the Company’s Certificate of Incorporation and By-Laws, all codes and policies of the Company and all laws, rules, regulations and codes of practice, in each case as may be applicable and in effect from time to time.
(c)Notwithstanding anything to the contrary in this Agreement, this Section 7.1 shall be of no further force and effect with respect to a Holder in the event that (i) the Company shall enter into any agreement with a third party (including the Holder) providing for (A) a merger, (B) a tender or exchange offer for at least a majority of then outstanding Securities of the Company, (C) a sale of at least a majority of the consolidated assets of the Company and its Subsidiaries (including equity securities of Subsidiaries) or equity securities of such other party in a single transaction or series of related transactions, (D) a recapitalization or other transaction involving the Company that results in one person or group acquiring beneficial ownership of at least a majority of the Securities of the Company when aggregated with other Securities held by such person or group or (E) any other single transaction or series of related transactions that results in a Change of Control of the Company (any of the transactions referred to in the foregoing clauses (A) through (E), a “Change of Control Transaction”) or (ii) the Company shall publicly disclose that it is in discussions or negotiations with a third party with respect to a Change of Control Transaction.
1.2Attendance at Meetings. Until such time as the Holder, together with its Affiliates, ceases to own at least 50% of the Class A Common Stock acquired by the Holder at Closing, the Stockholders shall cause all Shares then owned by the Stockholders to be present, in person or by proxy, at any meeting of the stockholders of the Company occurring at which an election of directors is to be held, so that all such Shares shall be counted for the purpose of determining the presence of a quorum at such meeting.

ARTICLE VIII

MISCELLANEOUS
1.1Amendment. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the Holder.
1.2Waiver. Any party may waive any provision of this Agreement with respect to itself by an instrument in writing executed by the party against whom the waiver is to be effective. Except where a specific period for action or inaction is provided herein, neither the failure nor any delay on the part of any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. The failure of a party to exercise any right conferred herein within the time required shall cause such right to terminate with respect to the transaction or circumstances giving rise to such right, but not to any such right arising as a result of any other transactions or circumstances.
1.3Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced as a result of any rule of law or public policy, all other terms and other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the greatest extent possible.
1.4Termination of Company’s Registration Obligations. The Company’s obligations with respect to any Registrable Securities shall terminate upon such time as such Registrable Securities are no longer Registrable Securities and with respect to any Shareholder, at such time as a Shareholder no longer owns or holds any Registrable Securities.
1.5Entire Agreement. This Agreement, including all Exhibits hereto, constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by, between or among the parties, written or oral, to the extent that they relate in any way to the subject matter hereof.
1.6Successors and Assigns; Binding Effect; Assignment.
(a)Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.
(b)Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Securities or otherwise, except that the Holder may transfer all of its rights hereunder (including its rights under ARTICLE II, ARTICLE III, ARTICLE IV, ARTICLE V, ARTICLE VI and ARTICLE VII) solely in connection with the Transfer of a majority of the Holder’s and its Affiliates’ shares of Class A Common Stock then-held (including, for the avoidance of doubt, any Class A Common Stock resulting from conversion of any Securities held by the Holder or dividends related thereto or exercise of the Warrant) to a Permitted Transferee to the extent such Transfer is permitted under and effected pursuant to Section 3.2 and, to the extent such Permitted Transferee executes and delivers to the Company a Joinder; provided, however, that the Holder may transfer its right to designate one (1) nominee for appointment, election or re-election to the Board to a Major Third Party Transferee, solely in accordance with Section 2.1(c).
(c)If the Holder validly transfers its right to designate one (1) nominee for appointment, election or re-election to the Board to a Major Third Party Transferee in accordance with Section 2.1(c), the Company shall negotiate in good faith with such Major Third Party Transferee to grant such Major Third Party Transferee (i) registration rights on substantially the same terms as the registration rights granted to the Holder pursuant to ARTICLE IV (provided that the number of demand rights granted collectively to such Third Party Transferee and the Holder following the consummation of a Major Third Party Transfer shall not exceed the number of demand rights granted to the Holder pursuant to ARTICLE IV) and (ii) information rights that are reasonably satisfactory to allow such Third Party Transferee to comply with accounting and regulatory requirements applicable to such Third Party Transferee.

1.7Counterparts. This Agreement may be signed in any number of counterparts (including facsimile counterparts), each of which will be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
1.8Specific Performance. Each party hereto acknowledges that it would be impossible to determine the amount of damages that would result from any breach of any of the provisions of this Agreement and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that the other parties shall, in addition to any other rights or remedies which they may have, be entitled to such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain any party from violating, any of such provisions. In connection with any action or proceeding for injunctive relief, each party hereto hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have each provision of this Agreement specifically enforced against it, without the necessity of posting bond or other security against it, and consents to the entry of injunctive relief against it enjoining or restraining any breach or threatened breach of such provisions of this Agreement.
1.9Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or if by email, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.
(A)if to the Company:
AlTi Global, Inc.
Attn: Michael Tiedemann, Kevin Moran
520 Madison Avenue, 26th Floor
New York, New York 10022
Email: mt@tiedemannadvisors.com, kevin.moran@alti-global.com with a copy (which copy alone will not constitute notice) to:

AlTi Global, Inc.
Attn: Colleen Graham, Global General Counsel
520 Madison Avenue, 26th Floor
New York, New York 10022
Email: colleen.graham@alti-global.com

and

Cadwalader Wickersham & Taft LLP
Attn: William P. Mills
200 Liberty Street
New York, New York 10281
Email: william.mills@cwt.com

(B)if to the Stockholders:
Allianz Strategic Investments S.à r.l.
Attn: Lars Junkermann, Stefan Nelkel
2A, rue Albert Borschette
L-1246 Luxembourg, Grand Duchy of Luxembourg
Email: lars.junkermann@allianzinvestments.lu
    stefan.nelkel@allianzinvestments.lu
with a copy (which copy alone will not constitute notice) to:
Allianz X GmbH
Attn: Dr. Nazim Cetin, Dr. Jonathan Wennekers
Leopoldstr. 28A
80802 Munich, Germany
Email: nazim.cetin@allianz.com,     jonathan.wennekers@allianz.com
and
Allianz X North America LLC
Attn: Alexander de Kegel
1633 Broadway, 42nd Floor
New York, NY 10019
Email: alexander.de-kegel@allianz.com

with a copy (which copy alone will not constitute notice) to:

Sullivan & Cromwell LLP
Attn: C. Andrew Gerlach
125 Broad Street
New York, NY 10004
Email: gerlacha@sullcrom.com
1.10Delivery by Email. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of email or other electronic means with scan or electronic attachment, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of email or other electronic means to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of email or other electronic means as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.
1.11Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.
1.12WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
1.13Third Parties. The parties hereto agree that this Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third-party beneficiary hereto.
1.14Fees and Expenses. Except as otherwise expressly provided herein, all out-of-pocket costs and expenses, including the fees and expenses of counsel, incurred in connection with the review or preparation of this Agreement, or any amendment or waiver hereof, and the transactions contemplated by this Agreement and all matters related hereto or thereto shall be paid by the party incurring such costs and expenses.
1.15Recapitalizations, Exchanges, Etc., Affecting Shares of Class A Common Stock. The provisions of this Agreement shall apply to the full extent set forth herein with respect to all of the outstanding shares of Class A Common Stock and Series A Preferred Stock, and to any and all shares which may be issued in respect of, in exchange for, or in substitution of the shares of Class A Common Stock and Series A Preferred stock, by reason of any stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise. Upon the occurrence of any of such events, only amounts hereunder shall be appropriately adjusted.
1.16Rights of Stockholders; No Recourse. This Agreement affects the Stockholders only in their capacities as stockholders of the Company. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Stockholder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future, director, officer, employee, general or limited partner or member of any Stockholder or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future, officer, agent or employee of any Stockholder or any current or future member of any Stockholder or any current or future, director, officer, employee, partner or member of any Stockholder or of any Affiliate or assignee thereof, as such for any obligation of any stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation. With respect to the Company, no recourse shall be had to any of the stockholders of the Company or the stockholders of any of their Affiliates (in each case in their capacity as stockholders).
1.17Further Assurances. The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed and do and perform and cause to be done such further acts and things as may be necessary in order to give full effect to this Agreement and every provision hereof.
1.18Relationship of Parties. Nothing contained herein shall constitute the Stockholders as members of any partnership, joint venture, association, syndicate, or other entity, or be deemed to confer on any of them any express, implied, or apparent authority to incur any obligation or liability on behalf of another party.
[Next page is a signature page.]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.
ALTI GLOBAL, INC.
By:
Name:
Title:

ALLIANZ STRATEGIC INVESTMENTS S.À.R.L.
By:
Name:
Title:
By:
Name:
Title:

SCHEDULE 3.1

The following persons and their Affiliates:

Affiliated Managers Group
CI Financial
Cresset
Focus Financial
LPL Financial
M&T Bank
Mercer
Neuberger Berman
Northwestern Mutual
Partners Capital
Pathstone
Rockefeller Capital Management
SEI Investments
Sun Trust/Truist
Corvex Management Elliott Management Icahn Enterprises Jana Partners Pershing Square Saba Capital Sachem Head Capital Starboard Value Third Point Trian Partners ValueAct Capital